UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒          Soliciting Material Under Rule 14a-12

RENTECH, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
LONE STAR VALUE INVESTORS, LP
LONE STAR VALUE INVESTORS GP, LLC
LONE STAR VALUE MANAGEMENT, LLC
JEFFREY E. EBERWEIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Engaged Capital, LLC and Lone Star Value Management, LLC, together with the other members of the Concerned Rentech Shareholders (“CRS”) and the participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of four highly-qualified director nominees at the 2014 annual meeting of stockholders of Rentech, Inc., a Colorado corporation (the “Company”). CRS has made a preliminary filing with the SEC of a solicitation statement and an accompanying request card to be used to solicit written requests that the Company call a special meeting of shareholders to amend the Company’s charter in order to require the Company to obtain the approval of shareholders prior to issuing dilutive equity or equity-linked securities greater than 5% of the outstanding shares of the Company, except in limited circumstances.

On March 27, 2014, CRS issued an Investor Presentation, which is attached as Exhibit 1.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Engaged Capital, LLC and Lone Star Value Management, LLC, together with the other members of the Concerned Rentech Shareholders and the participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of four highly-qualified director nominees at the 2014 annual meeting of stockholders of Rentech, Inc., a Colorado corporation (the “Company”). Concerned Rentech Shareholders has made a preliminary filing with the SEC of a solicitation statement and an accompanying request card to be used to solicit written requests that the Company call a special meeting of shareholders to amend the Company’s charter in order to require the Company to obtain the approval of shareholders prior to issuing dilutive equity or equity-linked securities greater than 5% of the outstanding shares of the Company, except in limited circumstances.

CONCERNED RENTECH SHAREHOLDERS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital, LLC (“Engaged Capital”), Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, Lone Star Value Investors, LP (“Lone Star Value Investors”), Lone Star Value Investors GP, LLC (“Lone Star Value GP”), Lone Star Value Management, LLC (“Lone Star Value Management”), and Jeffrey E. Eberwein.

As of the date of this filing, Engaged Capital Master I beneficially owned 4,670,111 shares of Common Stock. As of the date of this filing, Engaged Capital Master II beneficially owned 3,874,194 shares of Common Stock. Engaged Capital I, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 4,670,111 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital Offshore, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 4,670,111 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 3,874,194 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital, as the investment adviser to each of Engaged Capital Master I and Engaged Capital Master II, may be deemed to beneficially own the 8,544,305 shares of Common Stock owned in the aggregated by Engaged Capital Master I and Engaged Capital Master II. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 8,544,305 shares of Common Stock owned in the aggregated by Engaged Capital Master I and Engaged Capital Master II. Mr. Welling, as the founder and chief investment officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 8,544,305 shares of Common Stock owned in the aggregated by Engaged Capital Master I and Engaged Capital Master II. As of the date of this filing, Lone Star Value Investors beneficially owned 2,200,000 shares of Common Stock. Lone Star Value GP, as the general partner of Lone Star Value Investors, may be deemed the beneficial owner of the 2,200,000 shares of Common Stock beneficially owned by Lone Star Value Investors. Lone Star Value Management, as the investment manager of Lone Star Value Investors, may be deemed the beneficial owner of the 2,200,000 shares of Common Stock beneficially owned by Lone Star Value Investors. Mr. Eberwein, as the manager of Lone Star Value GP and sole member of Lone Star Value Management, may be deemed the beneficial owner of the aggregate of 2,200,000 shares of Common Stock beneficially owned by Lone Star Value Investors.